EXHIBIT 10.11

                                      LEASE
                                      -----

         LEASE made as of the 22nd day of May, 2002, by and between THE SAGEMARK COMPANIES LTD., a New York corporation with offices at 1285 Avenue of the Americas, 35th Floor, New York, New York 10019 ("Lessor") and MORRIS COUNTY PET MANAGEMENT LLC, a New Jersey limited liability company with offices at 119 Cherry Hill Road, Parsippany, New Jersey ("Lessee").

                              W I T N E S S E T H :
                              ---------------------

         WHEREAS, Lessor has entered into an Agreement of Lease (the "Premises Lease") with Reckson Operating Partnership, L.P. (the "Landlord") for premises located at 119 Cherry Hill Road, Parsippany, New Jersey (the "Premises"); and

         WHEREAS, Lessor has purchased a positron emission tomography scanner (the "PET Scanner") and has and/or will purchase certain other furnishings, personal property and ancillary equipment and has and/or will make certain leasehold improvements to the Premises (the "Ancillary Equipment"), all of which will be financed by Lessor's equipment lender (the "Equipment Lender") and Lessor will enter into a Loan and Security Agreement with the Equipment Lender (the "Loan Agreement") in connection with such purchase of the PET Scanner and the Ancillary Equipment; and

         WHEREAS, Lessee wishes to lease the PET Scanner and the Ancillary Equipment and sublease the Premises from Lessor, and Lessor is agreeable to doing so, all on the terms and subject to the conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby unconditionally acknowledged, the parties hereto do hereby agree as follows:

         1. Incorporation by Reference. Reference is hereby made to the Premises Lease and the Loan Agreement, the terms of which are incorporated herein by reference thereto. All capitalized terms used, but not defined herein, shall have the meanings ascribed to them in such agreements.

         2.       Lease; Sublease.
                  ---------------

                  2.1. Lease. Subject to the terms of this Lease, Lessor hereby leases the PET Scanner and the Ancillary Equipment to Lessee and subleases the Premises to Lessee during the Term hereof.

                  2.2. Title. Nothing contained in this Lease shall give or convey to Lessee any title or ownership interest in or to the PET Scanner or the Ancillary Equipment and Lessee

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hereby acknowledges and agrees that Lessee's rights under this Lease are subject to and subordinate to the rights of the Equipment Lender under the Loan
Agreement and the Landlord under the Premises Lease, including, without limitation, all rights of the Equipment Lender as a secured creditor pursuant to its first lien and security interest in the PET Scanner and the Ancillary Equipment. Lessee shall, at its expense, protect and defend Lessor's title to the PET Scanner and the Ancillary Equipment.

                  2.3. Personalty. The PET Scanner and all of the Ancillary Equipment leased under this Lease (excluding any leasehold improvements affixed to the Premises and deemed a part thereof under the Premises Lease) is tangible personal property and none of the same will be deemed a fixture affixed to or forming a part of the Premises.

                  2.4. Disclaimer. Lessee acknowledges that Lessor disclaims any warranty or representation whatsoever with respect to the PET Scanner and all items of Ancillary Equipment, including all implied warranties of merchantability and fitness for a particular purpose and any representation or warranty that any item thereof is in good operating order, repair and condition and/or suitable for use in the operation of the PET Center. In addition, Lessee is accepting the Premises "as is", without any representation or warranty from Lessor with respect thereto. IN NO EVENT, NOTWITHSTANDING ANY PROVISION OF THIS LEASE TO THE CONTRARY, SHALL LESSOR BE LIABLE FOR ANY LOSS OF USE, REVENUE, ANTICIPATED PROFITS OR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THIS LEASE WITH RESPECT TO THE USE, PERFORMANCE OR MAINTENANCE OF ANY OF SUCH EQUIPMENT. If the PET Scanner or any item of Ancillary Equipment is not properly installed, does not operate as represented or warrantied by the manufacturer, vendor and/or service company and/or is unsatisfactory for any reason, Lessee shall make any claim on account thereof solely against the vendor or manufacturer thereof and/or the service company therefor and shall nevertheless pay Lessor all amounts payable under this Lease and shall not assert any of such claims as a defense, counterclaim, deduction, setoff or otherwise against Lessor or any amounts due under this Lease.

         3. Term. This Lease will be for an initial term of ten (10) years commencing on the date of closing under the Loan Agreement and shall renew automatically for successive one year periods unless either party gives the other party at least sixty (60) days notice prior to the end of the initial term or any of such one year periods of its intent not to renew this Agreement (the "Term").

         4.       Rent.
                  ----

                  4.1. Monthly Rent. Lessee shall pay to Lessor, as rent for the lease of the PET Scanner and Ancillary Equipment and for the sublet of the Premises hereunder:

                  (a) $24,779 per month in each of the first six months during the Term hereof; and

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                  (b)      $48,195 per month in each of the seventh through
         sixtieth months of the Term hereof; and

                  (c) $49,283 per month in each of the sixty-first through sixty-sixth months of the Term hereof; and

                  (d) $7,783 per month in each of the remaining months of the Term hereof;

(all of the foregoing referred to herein as the "Monthly Rent"). The Monthly Rent will be due and payable in advance, on the first day of each month during the Term hereof.

         If, at any time during the Term of this Lease, (A) Lessor and the Equipment Lender change the terms of the debt service relating to the sums borrowed by Lessor to finance its purchase of the PET Scanner and the Ancillary Equipment, the Monthly Rent shall be adjusted (commencing on the first day of the first month following any such change) by an amount equal to any such modified debt service as determined on a monthly basis, or (B) the Equipment Lender, at the time of funding under the Loan Agreement, adjusts or modifies the interest rate payable by Lessor under the Loan Agreement, the Monthly Rent will be adjusted to reflect any such change.

         If the commencement date of this Lease is other than the first day of the month, Lessee shall make an initial payment of the Monthly Rent on the commencement date in an amount equal to 1/30th thereof (including the commencement date) for each day through the last day of such month. In such event, the Monthly Rent for the month in which this Lease expires shall also be proportionately reduced to a percentage of such month within the Term hereof. All payments of Monthly Rent (and other amounts payable by Lessee under this Lease) shall be paid to Lessor by check at the address of Lessor set forth in
Section 12.2 hereof, or at such other address as Lessor shall designate in writing to Lessee at least five (5) business days prior to the due date thereof. All payments of Monthly Rent (and other amounts due under this Lease) shall be paid to Lessor without any deduction, reduction, abatement or set-off unless otherwise agreed to in writing by Lessor.

                  4.2. Additional Rent. Lessee hereby acknowledges and agrees that, in addition to the Monthly Rent payable under this Lease, Lessee shall pay any and all other charges and amounts due and payable by Lessor to the Landlord under the Premises Lease, to the Equipment Lender under the Loan Agreement and to the manufacturer of the PET Scanner for servicing the PET Scanner (the "Additional Rent"), except for the rent under the Premises Lease and the debt service under the Loan Agreement. Among the charges or other amounts payable by Lessee as Additional Rent will be all taxes, fees and assessments including, but not limited to, all license and registration fees, sales, use, property, gross receipts, excise, transaction, ad valorem, privilege, intangible, stamp or other taxes or charges, together with any fines, penalties or interest thereon, now or hereafter imposed by any governmental body, upon or with respect to the PET Scanner, the Ancillary Equipment and/or the Premises, including the use, possession, leasing, operation, delivery or

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return thereof (excluding, however, any taxes based on the net income of
Lessor). All Additional Rent shall be paid by Lessee to Lessor within three (3) days after request therefor, together with documentary support from Lessor as to any such requested amounts.

         5.       Covenants.
                  ---------

                  5.1. Use. Lessee shall use the PET Scanner and all items of Ancillary Equipment solely on the Premises and in connection with the operation of a PET Center. Lessee shall, at its cost, protect the PET Scanner and all items of Ancillary Equipment from and against all damage and deterioration, other than normal wear and tear and will, at all times during the Term hereof, use and operate the PET Scanner and all items of Ancillary Equipment in accordance with all applicable manufacturer and/or vendor manuals, instructions and/or warranties and service agreements, and otherwise in accordance with all applicable laws, rules and regulations.

                  5.2. Maintenance. Lessee shall maintain and repair the PET Scanner and all items of Ancillary Equipment by fully qualified and authorized personnel and in compliance with all applicable warranties and service agreements, and manufacturer and/or vendor manuals or instructions and shall be solely responsible for all loss or damage thereto which is sustained during the Term hereof, except for any loss or damage caused by any intentional act of Lessor with respect thereto. Upon request of Lessor, Lessee shall, at reasonable times during normal business hours, make the PET Scanner and/or any item of Ancillary Equipment available to Lessor (or to the Landlord and/or Equipment Lender) for inspection and shall make Lessee's repair and maintenance records with respect to the PET Scanner, Ancillary Equipment and the Premises available to such parties.

                  5.3. Encumbrances. Lessee shall not sell, transfer, assign, sublet, pledge or otherwise encumber any interest in this Lease and/or in the Premises and/or in the PET Scanner and/or in any item of Ancillary Equipment and agrees to keep the same free from any liens, claims or encumbrance. Lessee shall promptly notify Lessor of any lien, claim or encumbrance placed upon or asserted against any of such equipment.

                  5.4. Compliance. Lessee shall operate the PET Scanner and all items of Ancillary Equipment, and will conduct its operations on the Premises, in accordance with all applicable provisions and requirements under the Premises Lease and the Loan Agreement.

                  5.5. Identification. Lessee will, upon the written request of Lessor, affix plates or other markings indicating the interest of Lessor and/or the Equipment Lender and/or the Landlord on the PET Scanner and/or on any item of Ancillary Equipment and/or in the Premises.

                  5.6. Removal. Lessee shall not remove the PET Scanner or any item of Ancillary Equipment from the Premises during the Term of this Lease, or allow or permit any such removal.

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                  5.7.     Prohibitions. Lessee shall not, at any time during
the Term hereof, (i) use, operate or locate the PET Scanner or any item of Ancillary Equipment in any area excluded from coverage by any insurance required under this Lease, (ii) abandon the PET Scanner and/or any item of Ancillary Equipment or alter the same, or (iii) affix or install any accessory, equipment or device on the PET Scanner or on any item of the Ancillary Equipment if such is not readily removable or will otherwise impair the originally intended function or use of such equipment or is otherwise in violation of any product warranty or any product operating manual.

         6.       Risk of Loss; Insurance.
                  -----------------------

                  6.1. Risk of Loss. Lessee agrees that it shall bear all risk of loss, damage to, or destruction to the PET Scanner and all items of Ancillary Equipment and shall give Lessor prompt notice of any damage to or loss thereof. In the event of any damage to any of such equipment, Lessee shall immediately place such items in good repair (with no abatement of Monthly Rent or other sums due under this Lease) with the proceeds of any insurance recovery applied to the cost of such repair. If any such equipment is lost, stolen, destroyed, worn out, damaged beyond repair, confiscated or seized, Lessee shall replace the same with like equipment in the same condition as the equipment being replaced (with no abatement of Monthly Rent or other amounts due under this Lease).

                  6.2. Insurance. Lessee shall maintain, at its cost, all insurance coverages requested by Lessor, all of which shall name Lessor as an additional insured as its interests may appear and providing for thirty (30) days prior notice to Lessor of any cancellation, termination or modification of any such insurance. Lessee shall provide Lessor, upon request, with evidence of the maintenance of such insurance throughout the Term of this Lease.

         7. Representations and Warranties of Lessor. Lessor hereby represents and warrants to Lessee the following:

                  7.1. Good Standing. Lessor is a corporation, duly organized, validly existing, and in good standing under the laws of the State of New York and has all requisite power and authority to own and lease its properties, to carry on its business as currently conducted and as proposed to be conducted and to consummate the transactions contemplated hereby. Lessor is duly qualified as a foreign corporation and is in good standing in all such other jurisdictions in which the current conduct of its business or its ownership or leasing of property requires such qualification and in which the failure so to qualify or so to be in good standing would have a materially adverse effect on Lessor's operations or financial condition.

                  7.2. Requisite Action. All action on the part of Lessor necessary for the authorization, execution, delivery and performance of this Lease and the consummation of the transactions contemplated hereby, has been properly taken and obtained by it and this Lease constitutes a valid and legally binding obligation of Lessor enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium,

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or other laws affecting generally the enforcement of creditors' rights and by general principles of equity.

                  7.3. No Conflict. The authorization, execution, delivery and performance of this Lease and the consummation of the transactions contemplated hereby and thereby will not result in any violation of or be in conflict with or constitute, with or without the passage of time or giving of notice, or both, a breach or default under any instrument, judgment, order, writ, decree or agreement to which Lessor is a party or by which it is bound.

          8. Representations and Warranties of Lessee. Lessee hereby represents and warrants to Lessor the following:

                  8.1. Good Standing. Lessee is a limited liability company, duly organized, validly existing, and in good standing under the laws of the State of New Jersey and has all requisite power and authority to own and lease its properties, to carry on its business as currently conducted and as proposed to be conducted and to carry out the transactions contemplated hereby. Lessee is duly qualified as a foreign limited liability company and is in good standing in all such other jurisdictions in which the current conduct of its business or its ownership or leasing of property requires such qualification and in which the failure so to qualify or so to be in good standing would have a materially adverse effect on Lessee's operations or financial condition.

                  8.2. Requisite Action. All action on the part of Lessee necessary for the authorization, execution, delivery and performance of this Lease and the consummation of the transactions contemplated hereby, has been properly taken and obtained by it and this Lease constitutes a valid and legally binding obligation of Lessee enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws affecting generally the enforcement of creditors' rights and by general principles of equity.

                  8.3. No Conflict. The authorization, execution, delivery and performance of this Lease and the consummation of the transactions contemplated hereby and thereby will not result in any violation of or be in conflict with or constitute, with or without the passage of time or giving of notice, or both, a breach or default under any instrument, judgment, order, writ, decree or agreement to which Lessee is a party or by which it is bound.

         9.       Assignment and Sublet.
                  ---------------------

                  9.1. Permitted Use. Lessor hereby agrees that Lessee shall have the right to make the Premises, the PET Scanner and all items of Ancillary Equipment available to Premier PET Imaging of New Jersey, Inc. ("Premier"), provided that Premier agrees to comply with and be bound by the provisions of this Lease and utilizes the PET Scanner, the Ancillary Equipment and the Premises solely for the operation of a PET Center on the Premises.

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                  9.2.     Non-Assignability. Lessee shall not have the right to
otherwise assign this Lease or any of Lessee's interest herein, or to sublet the PET Scanner, Ancillary Equipment and/or the Premises in the absence of Lessor's prior written consent.

         10.      Events of Default.
                  -----------------

                  10.1. The following occurrences shall constitute events of default under this Lease ("Events of Default"):

                  (a) Default by Lessee in the payment of any installment of Monthly Rent, Additional Rent, or other charge or amount payable by Lessee hereunder, as and when the same becomes due and payable, provided Lessee receives notice thereof from Lessor and does not cure such failure within ten (10) days after such notice; or

                  (b) Breach by Lessor or Lessee of any of their respective representations, warranties, covenants or obligations under this Lease; provided Lessor or Lessee, as applicable, receives notice thereof and fails to cure any such breach within thirty (30) days after such notice; or

                  (c) Lessor's or Lessee's making of an assignment for the benefit of its creditors or admitting in writing its inability to pay its debts generally as they become due; or

                  (d) The entry of a final order, judgment or decree adjudicating Lessor or Lessee bankrupt or insolvent; or

                  (e) Lessor's or Lessee's petitioning or applying to any court of competent jurisdiction or other tribunal for the appointment of a trustee or receiver of Lessor or Lessee, or of any substantial part of their assets or properties, or the commencement by Lessor or Lessee of any proceedings (other than proceedings for the voluntary liquidation and dissolution of a subsidiary) relating to Lessor or Lessee under any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution, or similar law of any jurisdiction whether now or hereafter in effect; or the filing of any such petition or application, or the commencement of any such proceedings against Lessor or Lessee, if Lessor or Lessee by any act indicate their approval thereof, consents or acquiesces therein, or the entry of any order, judgment or decree appointing any such trustee or receiver, or approving the petition in any such proceedings, if such order, judgment or decree remains unstayed or unbonded and in effect for more than thirty (30) days; or

                  (f) the entry of any order, judgment or decree in any proceedings against Lessor or Lessee decreeing a split-up of Lessor or Lessee which requires the divestiture of a substantial part of their assets, if such order, judgment or decree remains unstayed or unbonded and in effect for more than sixty (60) days; or

                  (g) Upon notice from Lessor, if the Premises Lease is terminated or there is an uncured Event of Default (as defined in the Loan Agreement) under the Loan Agreement.

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                  10.2.    Remedies. Upon the occurrence of any one or more
Events of Default, Lessor or Lessee, as applicable, may, at their option:

                  (a)      Terminate this Lease; or

                  (b) Take possession of and remove the PET Scanner and any or all items of Ancillary Equipment, without demand or notice, wherever the same may be located, or in lieu of removing any or all such items of equipment, make such changes therein at the Premises so as to prevent the use thereof by Lessee during the continuation of any default by Lessee hereunder, all without any court order or other process of law. Lessee hereby waives any and all damage occasioned by such taking of possession or making of changes. Any such taking of possession or making of such changes shall not constitute a termination of this Lease as to any or all items of such equipment, unless Lessor expressly so notifies Lessee in writing; or

                  (c) Demand that Lessee return the PET Scanner and all items of Ancillary Equipment, as and when directed by Lessor; or

                  (d) Demand that Lessee pay all expenses in connection with the re-letting of the Premises and retaking of the PET Scanner and the Ancillary Equipment; or

                  (e) Proceed by appropriate court action, either at law or in equity to enforce performance by Lessee of the terms and provisions of this Lease and/or to recover from Lessee any and all reasonable damages or expenses, including attorneys' fees, costs and expenses, which Lessor shall have sustained by reason of any such breach by Lessee or pursue any other available legal or equitable remedy.

Notwithstanding any such taking of possession, or any other action which Lessor may take after an Event of Default, Lessee shall be and remain liable for the full performance of all obligations on its part to be performed under this Lease.

         11.      Indemnification.
                  ---------------

                  11.1. Indemnification. Lessee shall, at all times during the Term of this Lease and subsequent thereto, defend, indemnify, and hold Lessor and its subsidiaries and affiliates and their respective officers, directors, shareholders, employees and agents (collectively, "Indemnitees") harmless from and against all claims, causes of action, proceedings, demands, liabilities, damages, costs, and expenses (including all legal fees and expenses) (collectively, the "Losses") incurred by Indemnitees which result from or are based upon (i) any breach of any representation, warranty, obligation or covenant of Lessee hereunder or any use by Lessee or Premier of the Premises and/or the PET Scanner and/or the Ancillary Equipment after the date hereof.

                  11.2. No Liability. Notwithstanding the foregoing, Lessee shall not have any liability for indemnification under this Section 11 in the event that Lessor settles or otherwise disposes of any matter for which it would otherwise be entitled to indemnification hereunder without the written consent of Lessee.

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                  11.3.    Non-Exclusivity. The indemnification provided for in
this Section shall not be an exclusive remedy for any breach or default by Lessee of the provisions of this Lease.

                  11.4. Contribution. In the event that the indemnification provided for under this Section is unavailable to Lessor in respect of any Loss, Lessee shall, in lieu of indemnifying Lessor, contribute to the amount paid or payable by Lessor as a result of any such Loss in such proportion as is appropriate to reflect the relative fault of such parties in connection with the matters giving rise to any such Loss.

                  11.5. Survival. This Section shall survive the Term of this Lease.

         12.      Miscellaneous.
                  -------------

                  12.1. Sole and Entire Agreement. This Lease, including the Exhibit hereto, constitutes the sole and entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, between the parties hereto with respect to the subject matter hereof and may not be changed or modified except by an instrument in writing signed by the party to be bound thereby. No course of conduct or dealing or trade usage or custom or course of performance by the parties hereto shall constitute or be relied upon as a modification, supplement, or waiver of any provision of this Lease. This Lease has been subject to the mutual consultation, negotiation and agreement of the parties hereto and shall not be construed for or against either party hereto on the basis of such party having drafted this Lease.

                  12.2. Notices. All notices, consents, requests, demands and other communications required or permitted to be given under this Lease (the "Notices") shall be in writing and delivered personally, receipt acknowledged, or mailed by registered or certified mail, postage prepaid, return receipt requested, addressed to the parties hereto as follows (or to such other addresses as any of the parties hereto shall specify by notice given in accordance with this provision):

                  (a)      If to Lessor:

                           The Sagemark Companies Ltd.
                           1285 Avenue of the Americas, 35th Floor
                           New York, New York 10019
                           Attn: Theodore B. Shapiro,
                                 Chief Executive Officer

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                            - and -

                           Premier P.E.T. International Imaging, Inc.
                           2300 Glades Road
                           Suite 100W
                           Boca Raton, FL 33431
                           Attn: Mr. George W. Mahoney,
                                 Chief Financial Officer

                           with a copy to:

                           Robert L. Blessey, Esq.
                           51 Lyon Ridge Road
                           Katonah, New York 10536

                  (b)      If to Lessee:

                           Morris County PET Management LLC
                           119 Cherry Hill Road
                           Parsippany, New Jersey
                           Attn: Stephen A. Schulman, M.D., Manager

All such Notices shall be deemed given when personally delivered as aforesaid, or, if mailed as aforesaid, on the third business day after the mailing thereof or on the day actually received, if earlier, except for a notice of a change of address which shall be effective only upon receipt.

                  12.3. Non-Assignability. Neither party hereto may assign this Lease or its or their respective rights, benefits or obligations hereunder without the written consent of the other party hereto, except that Lessor may assign its rights to payments under this Lease upon notice to Lessee.

                  12.4. Binding Effect. This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing contained in this Lease is intended to confer upon any person or entity, other than the parties hereto, or their respective successors or permitted assigns, any rights, benefits, obligations, remedies or liabilities under or by reason of this Lease.

                  12.5. Waiver. No waiver of any provision of this Lease or of any breach thereof shall be effective unless in writing and signed by the party to be bound thereby. The waiver by either party hereto of a breach of any provision of this Lease, or of any representation, warranty, obligation or covenant in this Lease by the other party hereto, shall not be construed as a waiver of any subsequent breach or of any other provision, representation, warranty, obligation or covenant of such other party, unless the instrument of waiver expressly so provides.

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

                  12.6. Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of New York with respect to contracts made and to be fully performed therein, without regard to the conflicts of laws principles thereof, except as to applicable federal and state securities laws. The parties hereto hereby agree that any suit or proceeding arising under this Lease, or in connection with the consummation of the transactions contemplated hereby, shall be brought solely in a Federal or state court located in the City, County and State of New York, or in any court of competent jurisdiction selected by Lessor, except for any suit or proceeding seeking an equitable remedy hereunder which may be brought in any court of competent jurisdiction. By its execution hereof, Lessee hereby consents and irrevocably submits to the in personam jurisdiction of the Federal and state courts located in the City, County and State of New York (or any such other court of competent jurisdiction) and agrees that any process in any suit or proceeding commenced in such courts under this Lease may be served upon it personally or by certified or registered mail, return receipt requested, or by Federal Express or other courier service, with the same force and effect as if personally served upon it in New York City (or in the City or County in which such other court is located). The parties hereto each waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense of lack of in personam jurisdiction with respect thereto. Nothing in this Section shall affect the right of Lessor to serve legal process in any other manner permitted by law or affect the right of Lessor to bring any action or proceeding against Lessee or any of its properties in the courts of other jurisdictions to the extent otherwise permitted by law.

                  12.7. Further Assurances. The parties hereto hereby agree that, at any time and from time to time after the date hereof, upon the reasonable request of either party hereto, they shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such further acts, deeds, assignments, transfers, conveyances, and assurances as may be reasonably required to more effectively consummate this Lease and the transactions contemplated thereby or to confirm or otherwise effectuate the provisions of this Lease.

                  12.8. Expenses. Except as expressly provided in this Lease, each of the parties hereto shall bear all of its or their respective costs and expenses incurred in connection with the negotiation, preparation, execution, consummation, performance and/or enforcement of this Lease, including, without limitation, the fees and disbursements of their respective counsel, financial advisors and accountants. Notwithstanding the foregoing, in the event of any action or proceeding instituted by either party hereto to enforce the provisions of this Lease, the party prevailing therein shall be entitled to reimbursement by the other breaching party(ies) of the legal costs and expenses incurred by the prevailing party in connection therewith. Lessee hereby acknowledges that Robert L. Blessey, Esq., Lessor's counsel, drafted this Agreement and Lessee waives any conflict of interest with respect thereto inasmuch as Robert L. Blessey, Esq. has also acted as counsel to Lessee on transactions unrelated to this Lease.

                  12.9. Counterparts. This Lease may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed an original, but all of which when taken together, shall constitute one and the same instrument.

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

                  12.10. Headings. The Section headings used in this Lease have been used for convenience of reference only and are not to be considered in construing or interpreting this Lease.

                  12.11. Partial Invalidity. If one or more provisions of this Lease are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Lease and the balance of this Lease shall remain in full force and effect.

                  12.12. Cumulative Remedies. No remedy set forth in this Lease is exclusive of any other available remedy or remedies, whether legal or equitable, but each remedy is cumulative and in addition to every other right or remedy given under this Lease or now or hereafter existing at law or in equity or by statute. The parties hereto may pursue their rights and remedies concurrently or in any sequence and no exercise of one right or remedy shall be deemed to be an election. No delay by either party hereto shall constitute a waiver, election or acquiescence by such party.

                  12.13. Grammar. Unless the context of this Lease clearly requires otherwise, the plural includes the singular, the singular includes the plural, the part includes the whole, "including" is not limiting, and "or" has the inclusive meaning of the phrase "and/or". The words "hereof", "herein", "hereby", "hereunder" and other similar terms in this Lease refer to this Lease as a whole and not exclusively to any particular provision of this Lease.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first above written.


WITNESS:                               THE SAGEMARK COMPANIES LTD.

/s/ SANDRA GORMAN                      By: /s/ TED SHAPIRO
--------------------------------           ------------------------------------
Sandra Gorman                              Theodore B. Shapiro,
                                           Chief Executive Officer


WITNESS:                               MORRIS COUNTY PET MANAGEMENT LLC

/s/ SANDRA GORMAN                      By: /s/ STEPHEN A. SCHULMAN
--------------------------------           ------------------------------------
Sandra Gorman                              Stephen A. Schulman,  M.D., Manager


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